EXHIBIT 10(v)(3)

 Cleco Corporation

Supplemental Executive Retirement Plan

 Amended and Restated

Participation Agreement

                        The Compensation Committee of the Board of Directors of Cleco Corporation (the "Committee") having the responsibility to administer the Cleco Corporation Supplemental Executive Retirement Plan (the "Plan"), as amended and restated effective January 1, 1996, and the responsibility thereunder to designate the participants in the Plan, previously designated Michael H. Madison as a participant in the Plan, a copy of which is attached hereto and made a part hereof for all purposes.  The Chief Executive Officer of Cleco Corporation has approved this amendment and restatement of the Participation Agreement to provide for a shorter vesting period pursuant to Section 3.8 of the Plan.

            This designation of participation is contingent upon the Participant's agreement to be bound by and subject to the terms and conditions of participation stated below.

            1.         The Participant agrees to be bound by and to be subject to all the conditions and terms of the Plan and any rules or interpretations of the Plan adopted or promulgated thereunder by the Committee, and the Participant expressly acknowledges, agrees and consents to any interpretation and construction by the Committee of any provision of the Plan and the resolution by the Committee of any question or inquiry arising thereunder.

            2.         Pursuant to Section 3.8 of the Plan, the Participant shall become entitled to receive a benefit upon termination of employment prior to Early Retirement Age, notwithstanding the provisions set forth in Sections 3.1, 3.2, or 3.3 of the Plan, in accordance with the following Schedule:

                        Termination of Employment After:                     Percentage of Vested Benefit

                                    October 1, 2004                                              25%

                                    October 1, 2005                                              50%

                                    October 1, 2006                                              75%

                                    October 1, 2007                                            100%

            3.         The Participant acknowledges that, as a condition to eligibility for a benefit under the Plan, he will be required to meet the requirements of Section 3.7 of the Plan regarding the selection of a joint and 100% survivor annuity, if applicable.

            4.         The Participant acknowledges that, for purposes of determining her eligibility for a benefit under the plan, his initial date of service with the Company is October 1, 2003.

            5.         The Participant acknowledges that his right to a benefit under the Plan is contingent upon full disclosure of benefits arising with respect to employment by any prior employers as described in Section 2.12 of the Plan.  The Participant represents that the following is a complete list of all benefits that are defined as "Other Pension Benefits" in the Plan:

                        __Benefits from CSW Retirement Plan_____________________________

            6.         The participant acknowledges that his eligibility for a benefit under the Plan is contingent upon the provision to the Committee by the Participant, or any person claiming benefits through the Participant, of all information and data that is required by the Committee to determine the amount of the benefit properly payable under the Plan including, without limitation, such information as the Committee may require with respect to any "Other Pension Benefits".

                                                                                                                                                I hereby agree to the foregoing terms of participation in the Plan:

                                                                                                                                                /s/  Michael H. Madison

                                                                                                                                                Michael H. Madison

                                                                                                                                                November 10, 2003

                                                                                                                                                Date

                                                                                                                                                 Cleco Corporation

                                                                                                                                                By:    /s/  David M. Eppler

                                                                                                                                                        David M. Eppler

                                                                                                                                                        President & Chief Executive Officer

                                                                                                                                                November 12, 2003

                                                                                                                                                 Date